PRUDENTIAL SMALL COMPANIES FUND, INC.
                    TREASURER'S CERTIFICATE


     The  undersigned,  Treasurer of Prudential Small Companies  Fund,  Inc.,  a

Maryland corporation (the "Fund"), does hereby certify as follows:

     1.   For  the  fiscal  year ended September 30,  1996,  the  Fund issued  42,711,034 shares of Common Stock,  $.01  par  value consisting of 30,402,581 Class A shares, 10,658,514 Class  B shares, 402,789 Class C shares and 1,247,150 Class Z shares.

     2.   In  respect  of  the  issuance  of  such  42,711,034  shares consisting of 30,402,581 Class A shares, 10,658,514 Class  B shares, 402,789 Class C shares and 1,247,150 Class Z shares,

          the   Fund   received  cash  consideration  of  $594,222,804

          consisting  of $429,361,934 for Class A shares, $141,459,603 for  Class  B  shares, $5,369,146 for  Class  C  shares  and

          $18,032,121 for Class Z shares.

     3.   In  addition  to  the foregoing, for the fiscal  year  ended

          September  30,  1996,  the Fund issued 2,183,443  shares  of

          common   stock,  $.01  par  value,  representing  reinvested

          dividends,  consisting of 835,885 Class A shares,  1,340,218

          Class B shares and 7,340 Class C shares.  In respect of such

          issuance,   the   Fund   received  cash   consideration   of

          $27,854,955 (consisting of $10,983,529 for Class  A  shares,

          $16,779,529  for  Class B shares and  $91,897  for  Class  C shares.





     4.   With  respect  to each share issued, the Fund received  cash consideration not less than the net asset value per share on the date issued and not less than $.01.

     5.   At  no  time  during the fiscal year were there  issued  and outstanding  more  shares of the Fund's  Common  Stock  than authorized by the Articles of Incorporation.

     6.   To  the best of my knowledge and belief, the Fund is in good standing in the State of Maryland.

     In Witness Whereof, I have hereunto signed my name as Treasurer of the

Fund.

Date:   November 27, 1996

(SEAL)
Eugene S. Stark